UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K/A
Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 25, 2023
Illumina, Inc.
(Exact name of registrant as specified in its charter)

001-35406
(Commission File Number)

Delaware	33-0804655
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

5200 Illumina Way, San Diego, CA 92122
(Address of principal executive offices) (Zip code)

(858) 202-4500
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	ILMN	The NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13a of the Exchange Act. ☐

Explanatory Note
On May 30, 2023, Illumina, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Original 8-K”) to report the voting results from its Annual Meeting of Shareholders held on May 25, 2023. The sole purpose of this Form 8-K/A is to disclose, in accordance with Item 5.07(d) of Form 8-K, the Company’s decision regarding the frequency of advisory votes on executive compensation. Except as set forth herein, no other modifications have been made to the Original 8-K.

Item 5.07 Submission of Matters to a Vote of Security Holders.
Based on the voting results on the advisory proposal regarding the frequency of advisory votes on executive compensation, the Company has decided that it will continue to include an advisory vote on executive compensation in the Company’s proxy statement every one (1) year until the next required advisory vote on the frequency of such votes, which will occur no later than the Company’s Annual Meeting of Shareholders in 2029.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ILLUMINA, INC.
Date:	October 18, 2023	By:	/s/ CHARLES DADSWELL
		Name:	Charles Dadswell
		Title:	General Counsel & Secretary